Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

      In connection with the Annual Report of Air Industries Group, a Nevada corporation (the "Company"), on Form 10-K/A (Amendment No. 2) for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (the "Report"), Peter D. Rettaliata, Acting Chief Executive Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 1, 2017

/s/ Peter D. Rettaliata

Peter D. Rettaliata

Acting Chief Executive Officer (Principal Executive Officer)

[A signed original of this written statement required by Section 906 has been provided to Air Industries Group and will be retained by Air Industries Group and furnished to the Securities and Exchange Commission or its staff upon request.]